October 29, 2009

NEWS RELEASE
FOR IMMEDIATE RELEASE
CONTACT:   Patricia L. Moss, President & Chief Executive Officer, Cascade Bancorp
 (541) 385-6205
 Gregory D. Newton, EVP, Chief Financial Officer, Cascade Bancorp
 (541) 617-3526

CASCADE BANCORP (OREGON) ENTERS INTO AGREEMENTS TO SELL $65 MILLION OF COMMON STOCK IN PRIVATE PLACEMENTS

On October 29, 2009 the Company entered into a Securities Purchase Agreement with David F. Bolger (“Mr. Bolger”) for the purchase and sale of $25 million of shares of our Common Stock (the “Bolger Purchase Agreement”).  In addition, on October 29, 2009 the Company entered into a Securities Purchase Agreement with an affiliate of Lightyear Fund II, L.P. (“Lightyear”) for the purchase and sale of $40 million of shares of our Common Stock (the “Lightyear Purchase Agreement,” and together with the Bolger Purchase Agreement, the “Securities Purchase Agreements”). The total gross proceeds from the sales of Common Stock to Mr. Bolger and Lightyear (the “Private Offerings”) will be $65 million.  The shares of our Common Stock in the Private Offerings are being sold at a per share purchase price equal to the lesser of (A) $0.87 per share, and (B) the net proceeds per share to the Company in connection with the previously announced public offering of the Company’s Common Stock (the “Public Offering”) registered under the Securities Act of 1933, as amended (the “Securities Act”). The shares of Common Stock to be offered in the Private Offerings will not be registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Private Offerings are subject to several closing conditions, including, among others, (i) the completion of the Public Offering and the receipt of aggregate proceeds for the Private Offerings and the Public Offering of at least $150 million (net of underwriting commissions and discounts); (ii) receipt of the necessary regulatory approvals by the Company and Lightyear, which will include rebuttal of control under the Change in Bank Control Act of 1978, as amended, with respect to Lightyear; (iii) receipt of all necessary approvals under our charter and applicable law; and (iv) no material amendment or termination of the agreement providing for the repurchase by us of our outstanding trust preferred securities.

Davis Wright Tremaine LLP is acting as legal advisor to the Company in connection with the Private Offerings.  Sullivan & Cromwell LLP is acting as legal advisor to Mr. Bolger and Simpson Thacher & Bartlett LLP is acting as legal advisor to Lightyear.

FORWARD LOOKING STATEMENTS

This release contains forward-looking statements about Cascade Bancorp’s plans and anticipated results of operations and financial condition. These statements include, but are not limited to, our plans, objectives, expectations and intentions and are not statements of historical fact.  When used in this report, the word “expects,” “believes,” “anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Certain risks and uncertainties and the Company’s success in managing such risks and uncertainties cause actual results to differ materially from those projected, including among others, the risk factors described in our quarterly report on Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) for the quarter ended September 30, 2009 as well as the following factors: our inability to comply in a timely manner with the cease and desist order with the Federal Deposit Insurance Corporation (“FDIC”) and the Oregon Division of Finance and Corporate Securities (“DFCS”), under which we are currently operating, could lead to further regulatory sanctions or orders, which could further restrict our operations and negatively affect our results of operations and financial condition; local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and the Oregon communities of Central Oregon, Northwest Oregon, Southern Oregon and the greater Boise area, specifically; we may be compelled to seek additional capital in the future to augment capital levels or ratios or improve liquidity, but capital or liquidity may not be available when needed or on acceptable terms; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in the Company’s SEC reports; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and current regulatory requirements, changes in regulatory requirements and legislation and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition.

These forward-looking statements speak only as of the date of this release. The Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof.  Readers should carefully review all disclosures filed by the Company from time to time with the SEC.